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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report dated April 12, 1999, related to the consolidated balance sheet of VSI Enterprises, Inc. and subsidiaries ("the Company") as of December 31, 1997 and the related statements of operations, stockholders' equity and cash flows for the year then ended, included in this Annual Report on Form 10-K, into the Company's previously filed Registration Statements (Files Nos. 33-44036, 33-44035, 33-55094, 33-56856, 33-72512, 33-81314, 333-728, 33-85754, 333-15123,
333-18237, 333-18239, 333-30597, 333-44407, and 333-48635).



/s/ Arthur Andersen LLP
Atlanta, Georgia
April 12, 1999


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